SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2001

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code)

ITEM 5.     Other Events.

In a release dated March 15, 2001, Compaq Computer Corporation (NYSE: CPQ) lowered its earnings outlook for the first quarter of FY 2001 to $.12 to $.14 per share, essentially flat with the first fiscal quarter of FY 2000. The news release is attached as Exhibit 99.1.

Also on March 15, 2001, Compaq Computer Corporation issued a release announcing senior management appointments. The news release is attached as Exhibit 99.2.

ITEM 7.      Financial Statements and Exhibits.

Exhibit 99.1     News Release dated March 15, 2001.

Exhibit 99.2     News Release dated March 15, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: March 16, 2001	By: /s/ Gregory L. Phillips Gregory L. Phillips Assistant Secretary

Exhibit Index

                 Exhibit No.                        Description

                     99.1                       News Release dated March 15, 2001

                     99.2                       News Release dated March 15, 2001